SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

_____________________________________

Date of report (Date of earliest event reported): June 13, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 13, 2011, USA Technologies, Inc. held its annual meeting of shareholders. The full text of the speech of George R. Jensen, Jr., Chief Executive Officer and Chairman, presented at the meeting is attached as an Exhibit to this Current Report on Form 8-K.

A copy of the slide presentation accompanying the speech of Stephen P. Herbert, President and Chief Operating Officer, is also attached as an Exhibit to this Current Report on Form 8-K.

Statements in the Exhibits that are not strictly historical are "forward looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of June 13, 2011, the date of each of the presentations. USA Technologies does not assume any obligation to update such information in the future. USA Technologies' actual results in the future may differ materially from those projected in the forward looking statements due to risks and uncertainties that exist in USA Technologies' operations and business environment, including but not limited to, those risks and uncertainties set forth in the Company’s prospectus on Form 424(b)(3) (File No. 333-173219) filed with the Securities and Exchange Commission on April 29, 2011.

The information in this Item 7.01 (including each of the Exhibits) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01

(c) Financial Statements and Exhibits

The following Exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Speech of George R. Jensen, Jr., Chief Executive Officer and Chairman

99.2	Slide Presentation of Stephen P. Herbert, President and Chief Operating Officer

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 13, 2011	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Speech of George R. Jensen, Jr., Chief Executive Officer and Chairman

99.2	Slide Presentation of Stephen P. Herbert, President and Chief Operating Officer